This filing is made pursuant to Rule 424 (b)(3) of the Securities Act of 1933 with respect to Registration Statement No. 333-148690

                                   PROSPECTUS
                        2,500,000 SHARES OF COMMON STOCK

                                CONCRETE LEVELING
                                  SYSTEMS, INC.

Concrete Leveling Systems, Inc. (CLS) is offering a maximum of 725,000 shares of common stock. The offering price for these shares is to be $0.12 per share and the maximum amount to be raised is $87,000. CLS intends to offer the 725,000 shares through its officers and directors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and CL S will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by CL S will be placed into the corporate account.

There are an additional 1,775,000 shares of its common stock being offered for sale by selling shareholders. These shares will be offered initially at the price of $0.12 per share. Prior to this registration there is no public market for the shares of common stock. The Corporation, however, anticipates obtaining a market maker to commence trading the shares on the OTC Bulletin Board. There is no guarantee that the Corporation will be able to secure a market maker. However, if the shares are quoted on the OTC Bulletin Board, the shares will be offered at the prevailing market prices. No amounts paid to the selling shareholders for the shares they are selling will go to CLS. All proceeds from said shares will, instead, be retained by the selling shareholders. Initially, selling shareholders will seek a broker/dealer to sell their shares, however, if they are unable to do so, they will attempt to sell the shares themselves.

Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future. There is a high degree of risk involved with this investment, due to the fact that it is in its developmental stage and there is no market for the securities being purchased. You are referred to Risk Factors on page 8 for further information. (SEE RISK FACTORS ON PAGE 8).

                                          PRICE        UNDERWRITING DISCOUNTS       PROCEEDS
                                        TO PUBLIC     DISCOUNTS OR COMMISSIONS     TO COMPANY
                                        ---------     ------------------------     ----------
Per share as offered by CLS             $   0.12               None                   $0.12
Total number of shares                  $ 87,000               None                     100%
 offered by CLS (725,000)
Per share (offered by                   $   0.12 (1)           None (2)                None
 selling shareholders)
Total shares offered by                 $213,000               None                    None
 selling shareholders (1,775,000)

----------
1. The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the prevailing market prices.
2.   At  present,   the  selling   shareholders  have  no  agreements  with  any
     broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK AND AN IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE DILUTION AND RISK FACTORS PAGE 15 AND 8).

This offering will end twelve months from the date of this Prospectus.

                The date of this Prospectus is January 29, 2008.

             INSIDE FRONT AND OUTSIDE BACK COVER OF THE PROSPECTUS:

Until January 28, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Number                Item in Form SB-2 Prospectus                      Page No.
------                ----------------------------                      --------
   1      Outside Front Cover Page of Prospectus                            1

   2      Prospectus Summary Information                                    3

   3      Risk Factors                                                      8

   4      Forward Looking Statements                                       12

   5      Use of Proceeds                                                  12

   6      Market for Common Equity and Related Stockholder Matters         14

   7      Dividend Policy                                                  14

   8      Determination of Offering Price, Dates of Offering, Refunds
          and Purchase Amounts                                             15

   9      Dilution                                                         15

  10      Plan of Operation                                                16

  11      Organization within Last Five Years                              18

  12      Business of Concrete Leveling Systems, Inc.                      18

  13      Where You Can Find More Information                              23

  14      Description of Property                                          23

  15      Directors, Executive Officers, Promoters and Control Persons     23

  16      Executive Compensation                                           24

  17      Employment and Related Agreements                                25

  18      Certain Relationships and Related Transactions                   25

  19      Security Ownership of Certain Beneficial Owners and Management   25

  20      Selling Security Holders                                         26

  21      Disclosure of Commission Position on Indemnification for
          Securities Act Liability                                         29

  22      Plan of Distribution                                             29

  23      Description of Securities                                        31

  24      Legal Proceedings                                                32

  25      Interest of Named Experts and Counsel                            32

  26      Financial Statements                                             33

  27      Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure                                         43

2. PROSPECTUS SUMMARY INFORMATION

CLS was incorporated on August 28, 2007. Since its incorporation CLS has been in its developmental stages. CLS has had no revenues from operations since its inception and has incurred, and continues to incur, operating losses. CLS anticipates to obtain future revenues from the sale of concrete leveling service units utilized to restore to level, existing concrete surfaces. At the present time, CLS owns one used unit that must be modified prior to sale, and has the financial resources from which to modify the current unit and to complete fabrication of one additional unit for sale. CLS lacks the necessary capital to market the units and produce additional units.

The Corporation currently has 4,375,000 shares of its $.001 par value common shares outstanding. Upon the successful completion of this offering, CLS will have 5,100,000 shares outstanding.

The offering will terminate upon the sale of all shares offered or on January 28, 2009 whichever occurs first. CLS intends to fabricate the units, primarily from commercially available components and will outsource certain custom fabricated parts. In addition, CLS intends to market the units through its website and commercial publications. The basic unit being fabricated involves technology that is common to the industry and not subject to any patents or trade secrets. CLS, has however, made specific improvements to the currently available technology. The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including notes thereto appearing elsewhere in the prospectus. Each prospective investor is urged to read this prospectus in its entirety. This document contains no proxy statement.

                                  ORGANIZATION

CLS was incorporated on August 28, 2007 in the State of Nevada. It is operating in the State of Ohio under the name of CLS Fabricating, Inc. The Corporation's principal offices are located at 5046 East Boulevard Northwest, Canton, Ohio 44718. It's telephone number is (330) 966-8120. CLS has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, CLS has made no significant purchases that would create a future liability for the company. It has not sold any assets nor has it been involved in any mergers, acquisitions or consolidations.

CLS is a developmental stage company that intends to fabricate and market a concrete leveling service unit utilized in the concrete leveling industry. This unit secures to the back of a truck and consists of a mixing device (which mixes lime with water) and a pumping device capable of pumping the mixture under pressure into pre-drilled holes, in order to raise the level of any flat concrete surface. CLS has already raised, through a private offering, funds necessary to improve a current service unit owned by the company, as well as, to fabricate one additional service unit for sale. The funds that CLS will receive through this offering will be utilized to provide sufficient working capital to the company for purposes of promoting and marketing the service units, as well as, to assure continued operations of the company until the first unit is sold.

There are other concrete leveling service units of a similar nature, currently being manufactured in the United States. Although CLS believes that the design changes it has made to the units create a superior unit and, therefore, competitive in the market, CLS recognizes that there is a limited market for these units and there are existing manufacturers in the market that have more experience in the marketing of these units. The CLS management has, however, been directly involved in the concrete leveling business for the past 7 1/2 years and, therefore, has direct knowledge as to the operations of the concrete leveling service unit, as well as, the variety of applications to which is can be used.

It is doubtful if CLS can continue as a going concern if additional capital is not raised. CLS requires this capital to continue with the fabrication of additional service units and to adequately market our product. CLS anticipates that once the units are sold, it will be able to generate an additional revenue stream through training the purchasers of these units as to the use of the product in the field. At the present time, it is anticipated by the management of CLS that it will take approximately 6 months before it will realize revenue from the sale of the products. The management of CLS has determined that it is necessary to seek an additional $87,000 dollars of the capitalization at this time through the offering of stock. Additional funds may be necessary to continue marketing and sustain the operations of the company until we are able to sustain operation through sales. CLS will seek these funds by obtaining loans through either private sources or financial institutions. If after seeking sources of debt to proceed with CLS's operations, management determines that it is unlikely that it will be successful in obtaining debt financing, management reserves the right to seek other sources of funding either through private placement or through future offerings of publicly traded common stock.

CLS anticipates that it will continue to experience operating losses for a period of at least one year and possibly longer.

Mrs. Suzanne I. Barth is the only officer of the Corporation. She is also the only director of the Corporation. CLS has no other paid employees at this time and does not expect to hire any staff in the near future. She began receiving a salary of $1,000 per month commencing January 1, 2008. All fabrication of the unit will be performed by independent contractors under the direction of Mrs. Barth.

At the present time, CLS has no significant binding contractual commitments which would create a future liability. The Corporation has been in existence for only a short period of time and did not receive sufficient initial capitalization to continue operations until it received funds through a private placement. In order to sustain the operations of the Corporation until it had received the private placement funds, the Corporation borrowed $3,901 from the Corporation's incorporator, Mrs. Suzanne I. Barth. This loan is evidenced by a note that provides for interest at the rate of 4% and is payable on demand. The financing sought through this offering, if fully subscribed, will provide sufficient financing for CLS to go forward with its business plan. However, if full subscription is not obtained or, if unforeseen adverse contingencies arise, CLS would be required to obtain additional financing over the next twelve months. Should this occur, CLS intends to obtain financing through the purchase of debt, if available. However, it may become necessary for CLS to sell additional stock in one or more private placements or subsequent public offerings. Should this occur, any investor who purchases through this offering will experience additional dilution in its ownership of this Company.

There is currently no market for CLS stock.

                           BLANK CHECK COMPANY ISSUES

Rule 419 of the Securities Act of 1933 (the "Act") governs offerings by "Blank Check Companies". Rule 419 defines a "Blank Check Company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing "penny stock", as defined in Rule 3a51-1 under the Securities and Exchange Act of 1934.

The management of CLS believes that its company does not meet the definition of a "Blank Check Company" because, while it is in the development stage, it does have a specific business plan and purpose and is not in the business to engage in a merger or acquisition with an unidentified company or companies. CLS formed in August, 2007 with the purpose of fabricating and marketing concrete leveling service units. However, to date, the Corporation has failed to complete its business plan by creating revenues from operations.

The following is a summary of CLS's current financial position based upon the three months audited financial statements.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                OCTOBER 31, 2007

                                     ASSETS

CURRENT ASSETS
  Cash in bank                                                      $ 5,075
  Inventory                                                               1       $ 5,076
                                                                    -------       -------

      TOTAL ASSETS                                                                $ 5,076
                                                                                  =======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Note payable - officer                                                          $ 3,901
                                                                                  -------
SHAREHOLDER'S EQUITY
  Common stock, $.001 par value, 100,000,000 Shares
   authorized, 2,600,000 shares issued and outstanding                2,600
  (Deficit) accumulated during the development stage                 (1,425)        1,175
                                                                    -------       -------

      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                  $ 5,076
                                                                                  =======


   The accompanying notes are an integral part of these financial statements.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
              FOR THE PERIOD BEGINNING AUGUST 28, 2007 (INCEPTION)
                           AND ENDED OCTOBER 31, 2007


NET SALES                                                       $     0

GENERAL AND ADMINISTRATIVE EXPENSES                               1,425
                                                                -------

INCOME (LOSS) FROM OPERATIONS                                    (1,425)

PROVISION FOR (RECOVERY OF) INCOME TAXES                              0
                                                                -------

NET INCOME (LOSS)                                               $(1,425)
                                                                =======

(Loss) per share                                                $  (.00)
                                                                =======


   The accompanying notes are an integral part of these financial statements.

3. RISK FACTORS

THE SECURITIES OFFERED HEREIN ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN CONCRETE LEVELING SYSTEMS, INC. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

MANAGEMENT LACKS OPERATIONAL EXPERIENCE IN THE FABRICATION INDUSTRY. THIS MAY ADVERSELY AFFECT CLS'S ABILITY TO BE PROFITABLE. Although management of CLS has operated a concrete leveling business and has utilized the type of service unit being fabricated by the Company, it has no direct experience in the fabrication of the product. CLS is a start-up company, in its development stage. It is possible that the lack of relevant operational experience in the fabrication of the concrete leveling service units could prevent CLS from becoming a profitable business.

CLS IS OPERATING AT A LOSS WHICH MAY CONTINUE IN THE FUTURE. IT CANNOT BE DETERMINED IF AN ADDITIONAL CAPITAL INVESTMENT IN CLS WILL PERMIT CLS TO RECOGNIZE A PROFIT IN THE FUTURE. As of October 31, 2007, CLS has sustained operating losses of $1,425.00. The amount of this loss should not be indicative of future losses sustainable by CLS. As of October 31, 2007, CLS has expended only a small amount of non-production expenses and had not yet begun accruing any expenses with regard to the actual fabrication of the concrete leveling service unit. CLS intends to utilize any funds raised through this offering toward expenses necessary to operate its business and for the fabrication of the additional concrete leveling service units. It cannot be predicted when CLS will be able to realize a profit from operations, even though additional capital is being invested by investors.

IT REMAINS UNCERTAIN WHETHER AN INVESTMENT IN CLS WILL RESULT IN AN INVESTOR REALIZING A RETURN ON HIS INVESTMENT, SINCE MANAGEMENT HAS NOT YET DETERMINED THE SIZE OF THE MARKET FOR ITS PRODUCT. At the present time, CLS has only evaluated the marketability of its product, based upon its personal knowledge and the utilization of its product in a commercial setting. Management is aware that the need for concrete leveling has geographical restrictions and is restricted to areas where poured concrete is undermined as the result of loss of support due to erosion and/or the freeze thaw cycle. Once CLS obtains the necessary capitalization, it will commence to determine if the demand for the concrete leveling service units is of a sufficient size to warrant a large scale production of the units. In the event CLS does not identify a large scale demand for the units, CLS will not have a potential source of income and it will be necessary for CLS to seek another means of obtaining income or the business will fail.

CLS WILL BE COMPETING WITH OTHER MANUFACTURERS OF CONCRETE LEVELING SERVICE UNITS WHO HAVE ALREADY ESTABLISHED A MARKET FOR THEIR PRODUCT. THE INVESTOR'S ABILITY TO REALIZE A RETURN ON HIS PURCHASE OF SHARES WILL BE DEPENDENT UPON MANAGEMENT'S ABILITY TO DIFFERENTIATE ITS CONCRETE LEVELING SERVICE UNIT FROM COMPETITIVE UNITS CURRENTLY IN THE MARKETPLACE. The practice of re-leveling existing concrete surfaces has been in existence for approximately 50 years. The concrete leveling process was greatly improved with the use of service units, similar to the ones to be fabricated by CLS. This improvement occurred in 1990. Since that time, several manufacturers of concrete leveling service units have commenced marketing the units either through direct sales to individuals who wish to start a concrete leveling business, or, through the concept of combining the sale of a concrete leveling service unit with a franchise type operation, to enable an individual, without any prior business knowledge to establish a concrete leveling business. In order to compete with the companies that are currently established in this market, CLS will have to be assured that it can produce a quality product, at a competitive price. At the present time, it is not known whether these goals can be met, although CLS believes that it can be competitive in its pricing.

IN THE EVENT THAT THIS OFFERING IS NOT FULLY SUBSCRIBED BY INVESTORS, THIS OFFERING MAY NOT PRODUCE SUFFICIENT CAPITAL FOR CLS TO BRING ITS PRODUCT TO MARKET. THE INVESTORS SHOULD BE AWARE THAT ITS INVESTMENT MAY HAVE NO VALUE IF THE OFFERING IS NOT FULLY SUBSCRIBED AND CLS IS UNABLE TO OBTAIN ADDITIONAL CAPITAL TO PROCEED WITH ITS OPERATIONS. CLS may require additional financing in order to establish a profitable operation. The financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms which are favorable to CLS. CLS expects that it may be required to obtain at least $87,000 of additional financing over the next 12 months. In the event that it cannot sell all of the shares being offered, CLS will concentrate its efforts in obtaining financing through the purchase of debt. However, it may become necessary for CLS to sell additional stock in one or more private placements or subsequent public offerings. If CLS cannot obtain the requisite financing, it will have to cease operations and the investors' investment will be lost.

CLS MAY NOT RECOGNIZE AN OPERATING PROFIT IN THE FUTURE UNLESS IT CAN EMPLOY EXPERIENCED MANAGEMENT TO OPERATE THE BUSINESS. AN INVESTMENT OF ADDITIONAL CAPITAL IN CLS WILL NOT ASSURE THAT THE BUSINESS WILL BE SUCCESSFUL, UNLESS A FULL TIME MANAGEMENT TEAM IS HIRED BY CLS. CLS is currently dependent upon the efforts of Suzanne I. Barth, the sole officer of the Corporation. Mrs. Barth devotes a substantial number of hours to other business concerns, therefore, there are no full time employees for the Company at this time. CLS recognizes that in order to go forward, it will be necessary to employ full time individuals who have the experience and expertise in marketing the concrete leveling service unit. Without CLS obtaining the necessary employees within the next 12 months, it is doubtful as to whether CLS can be successful in its efforts to bring the product to market, since Mrs. Barth is the only individual promoting the Company at this time and may not be able to contribute enough hours toward the Company's operations.

WHEN MAKING AN INVESTMENT IN CLS, AN INVESTOR SHOULD NOT EXPECT TO RECEIVE CASH DIVIDENDS FROM CLS. AN INVESTOR MUST EVALUATE THE POTENTIAL FOR HIS RETURN ON HIS INVESTMENT, BASED UPON THE INVESTOR'S FUTURE ABILITY TO SELL THE SHARES PURCHASED THROUGH THIS OFFERING FOR A GREATER AMOUNT IN THE FUTURE. The holders of CLS common stock are entitled to receive dividends when and if declared by the Board of Directors. CLS does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, CLS has not paid cash dividends on its common stock. Therefore, for an investor to realize a profitable return on his investment in the Company's common stock, the investor will have to be able to sell the shares purchased through this offering for an amount greater than the purchase price of the shares.

INVESTORS MAY NOT BE ABLE TO SELL SHARES ACQUIRED IN THIS OFFERING BECAUSE CLS COMMON STOCK IS NOT CURRENTLY PUBLICLY TRADED. There is no public trading market for CLS common stock. It is unlikely that any active public trading market can be established or sustained in the foreseeable future. CLS intends to have its common stock quoted on the OTC electronic bulletin board as soon as practicable, however, there can be no assurance that CLS shares will be quoted on the over the counter bulletin board. Until there is an established trading market, holders of CLS common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. CLS does not currently meet the requirement to have shares listed on the American Stock Exchange ("AMEX") or the NASDAQ stock market, therefore, any market for securities that does develop will be highly illiquid. It is unlikely that CLS common shares will achieve sufficient distribution or that it will be able to obtain the number of market makers necessary to obtain a listing on the NASDAQ stock market in the foreseeable future.

THE SHARES SOLD BY CLS IN THIS OFFERING ARE CONSIDERED PENNY STOCK. FEDERAL LAW IMPOSES ADDITIONAL DISCLOSURE REQUIREMENTS FOR THIS STOCK, WHICH MAY ADVERSELY AFFECT THE INVESTORS' ABILITY TO RESELL THEIR SHARES IN THE PUBLIC MARKET. CLS's common stock is currently considered a "Penny Stock" under federal securities laws since its market price is below $5.00 per share. Penny Stock rules generally impose additional sale practice and disclosure requirements on broker/dealers who sell or recommend CLS's shares to certain investors. Broker/dealers who sell Penny Stock to certain types of investors may be required to comply with the S.E.C.'s regulations concerning the transfer of Penny Stock. If an exemption is not available, these regulations require broker/dealers to make a suitability determination prior to selling Penny Stock to the purchaser, receive the purchaser's written consent to the transaction, and provide certain written disclosures to the purchaser. These rules may affect the ability of broker/dealers to make a market in or to trade CLS shares. In turn, this may affect the investors' ability to re-sell those shares in the public market.

EVEN THOUGH CLS'S BUSINESS PLAN IS BASED UPON THE COMPLETE SUBSCRIPTION OF THE ADDITIONAL SHARES OFFERED THROUGH THIS OFFERING, THE OFFERING MAKES NO PROVISIONS FOR A REFUND TO AN INVESTOR. CLS WILL UTILIZE ALL AMOUNTS RECEIVED FROM NEWLY ISSUED STOCK PURCHASED THROUGH THIS OFFERING, EVEN IF THE AMOUNT OBTAINED THROUGH THIS OFFERING IS NOT SUFFICIENT TO ENABLE CLS TO GO FORWARD WITH ITS PLANNED OPERATIONS. Any funds received from the sale of stock will be placed into CLS's corporate bank account. The management of CLS does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by CLS, those funds will be placed into the Corporate bank account and may be used at the discretion of management.

In the event that sufficient capital is not raised through this offering, there will be insufficient funds to continue CLS's business and CLS will fail. Funds received from any stock sold under this offering will not be returned. CLS may not have the funds to be able to continue business, further, CLS may not have the funds to be able to file its quarterly and annual reports and may cease filings with the S.E.C. If such event occurs, investors may be unable to trade their stock and might lose their investment.

ALL DECISIONS REGARDING BOTH POLICY AND OPERATIONS OF CLS ARE MADE BY ONE INDIVIDUAL. THE SUCCESS OF CLS IS CONTINGENT UPON THIS INDIVIDUAL'S ABILITY TO MAKE APPROPRIATE BUSINESS DECISIONS. THE ABILITY OF AN INVESTOR TO OBTAIN A RETURN ON HIS INVESTMENT IS CONTINGENT UPON THIS INDIVIDUAL BEING ABLE TO MAKE CORRECT BUSINESS DECISIONS. A company the size of CLS does not have a large number of Directors or employees who can advise the decision makers as to an appropriate course of action. Mrs. Suzanne I. Barth has effective control over all aspects of the business with no oversight from other management, except from the Board of Directors, of which she is the sole member of the board. While it is expected that other management will be added over time, there are no assurances that such will occur. Further, it is anticipated that in the future, there will be additional numbers added to the Board of Directors, however, this also may not occur in the future.

The Corporation recognizes that at the present time all corporate decisions are being made by one person, without the benefit of obtaining the points of view of other individuals. The lack of additional officer's and director's opinions could result erroneous decisions being made by management and the Board of Directors. It is doubtful whether the Corporation can proceed, in the event that any events should occur that would prohibit Mrs. Barth from devoting her attention to the Corporation. The Corporation lacks any backup plan for management, in the event that Mrs. Barth is no longer able to act on behalf of the Corporation.

AN INVESTOR WHO PURCHASES SHARES THROUGH THIS OFFERING SHOULD BE AWARE THAT OUR AUDITOR HAS EXPRESSED CONCERN ABOUT THE CONTINUING OPERATION OF THIS BUSINESS. THE CAPITAL PLACED INTO CLS THROUGH THIS OFFERING MAY NOT BE SUFFICIENT TO PERMIT CLS TO CONTINUE OPERATIONS AS AN ON GOING BUSINESS. ANY INVESTMENT MADE THROUGH THIS OFFERING MAY BE LOST. Our auditor has expressed substantial doubt about our ability to continue as a going concern. An investor should be aware that his investment will be lost if the Company cannot continue to operate. The projected need for additional capital in our business may not be sufficient to sustain CLS's operation over the next 12 months. Therefore, even if all of the shares offered pursuant under this offering are purchased, the investors' investment may be of little or no value should future events not occur as projected.

IN THE EVENT OF A SUCCESSFUL COMPLETION OF THIS OFFERING, A RISK STILL EXISTS THAT THERE WILL NOT BE SUFFICIENT FUNDS IN OUR BUSINESS TO FULFILL OUR PLANS OVER THE NEXT 12 MONTHS. We may require additional financing to fabricate the concrete leveling service units and to operate the business until sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to go forward as an operating entity, CLS will spend approximately $87,000 over the next 12 months to cover costs involved in the marketing, production and the cost of advertising. Additionally, we currently are obligated to pay rent on a month to month basis at the rate of $1,250 per month for facility currently occupied by the company, commencing January 1, 2008. In the

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
event that we are unable to generate sufficient revenues and before all of the funds now held by us and obtained by us through this offering are expended, the business will fail and the investment made in this Company will become worthless.

4. FORWARD LOOKING STATEMENTS

The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by forward-looking terminology such as "may," "will," "expect," "intend," "estimate", "anticipate," "plan," "seek," or "believe." CLS believes that the expectations reflected in such forward-looking statements are accurate. However, CLS cannot assure that such expectations will occur. The factual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: CLS's ability to continue to operate CLS through equity and debt financing, larger competitors' response to the entry into the concrete leveling service unit marketplace, or the inability of outside suppliers to provide the components to fabricate the concrete leveling service units or the price of components rising to a degree that the sales price of the service unit would become prohibition.

5. USE OF PROCEEDS

This offering has no minimum offering amount. The maximum amount sought to be raised for CLS from this offering is $87,000 (the remaining $213,000 in this offering represent shares sold by selling shareholders). CLS intends to raise $87,000 from the sale of 725,000 shares at $0.12 per share. CLS intends to use these proceeds as follows, based upon the percentage of the offering that is actually sold:

Expenditure Item                100%           75%           50%           25%
----------------              -------        -------       -------       -------
Professional fees             $25,000        $10,000       $     0       $     0

Production costs              $25,000        $25,000       $25,000       $10,000

Marketing costs               $18,500        $18,500       $12,000       $10,000

Selling & administrative
 expenses                     $18,500        $11,750       $ 6,500       $ 1,750

TOTAL                         $87,000        $65,250       $43,500       $21,750

The above listing indicates the reduction in the expenditures based upon the percentage of the offering actually sold. In all instances, the proceeds from the sale of common stock, as received, will be allocated to each item, as expenditures occur, in a method that will be most advantageous to the promotion of the company's product and the marketing thereof. Mrs. Suzanne I. Barth is currently receiving a salary of $1,000 per month. Funds received from this offering may be used to satisfy her salary.

The above categories reflect the following expenditures:

Professional Fees: These fees relate to legal and accounting costs for remaining balances due in the preparation of this offering and for statutory filing requirements. CLS has already paid a portion of the legal and accounting fees from cash obtained in a prior private offering. In the event that less than 100% of the offering is sold, CLS will request terms from its accountants and attorney to defer professional fees until such time as CLS begins to receive proceeds from the sale of the first units sold. Although CLS does not have a written agreement with either its accountants or attorney with regard to the deferral of professional fees, CLS has consulted with both its accountant and its attorney and they have indicated that they will be willing to defer professional fees. The deferral of professional fees will be until such time as CLS begins to receive proceeds from the sale of its units, but no later than one year from the date any fee is incurred. All accountant's fees will be due and payable no more than one year from the date services are performed, since fees older than one year will impair the accountant's independence. Since the majority of the outstanding balance due for professional fees will be for attorney fees, CLS maintains that it will not be adversely impacted by this limitation.

MARKETING COSTS: The Board of Directors of CLS has placed a high priority on the allocation of the proceeds from the sale of shares to marketing costs. Marketing costs are the costs that will be incurred in advertising the concrete leveling service units in trade publications and the costs involved in establishing a commercially viable internet website.

PRODUCTION COSTS: This is the cost to locate and contract with companies who will be providing components for the fabrication of the concrete leveling service units and to improve the current unit owned by the company, as well as the fabrication of subsequent units.

SELLING AND ADMINISTRATIVE EXPENSES: This is the cost associated with the operation of the business prior to the receipt of any revenues. This category includes the cost of telephone charges, the monthly rental fee for the production/warehouse space being rented by CLS, salaries, and the cost of producing and maintaining the company's website.

The Board of Directors of CLS maintains that it will be necessary for CLS to receive at least 25% of the maximum sought to be raised through this offering, in order for CLS to go forward from its developmental stages to a fully operating company. At this minimum level of funding, CLS would have to allocate all of the funds received between initial marketing costs and selling and administrative expenses. These allocations may change, however, if it takes the entire term of the offering in order to realize this minimum subscription level. Should that occur, CLS will not have sufficient operating capital to maintain its offices and funds from the offering will have to be utilized for selling and administrative expenses, as well as, the payment of fees associated with periodic tax and securities compliance.

In the event that less than 25% of the maximum amount sought to be raised through this offering is sold, it will be necessary for CLS to seek other sources of financing, or it will not be able to operate and begin sales of its product.

6. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for CLS's common stock. The management of CLS anticipates applying for trading in its common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, CLS can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF CLS COMMON STOCK

As  of  the  date  of  this  registration  statement,   CLS  has  15  registered
shareholders.

RULE 144 SHARES

At present, there are no shares of CLS common stock which are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect (until February 8, 2008), a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of CLS's common stock then outstanding which, in the case of CLS, will equal approximately 43,750 shares as of the date of this prospectus; or
     2. The average weekly trading volume of CLS's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about CLS. At present, there are no shareholders whose shares would qualify under Rule 144.

Under Rule 144 (k) a person who is not one of CLS's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

As of the date of this prospectus, no shares may be sold pursuant to Rule 144.

7. DIVIDEND POLICY

There are no restrictions in CLS's Articles of Incorporation or Bylaws that prevent it from declaring dividends. The Nevada revised statutes, however, do prohibit CLS from declaring dividends, where, after giving effect to the distribution of the dividend:

     1. CLS would not be able to pay its debts as they became due in the usual course of business; or
     2. The total assets of CLS would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

CLS has not declared any dividends and does not plan to declare any dividends in the foreseeable future.

8. DETERMINATION OF OFFERING PRICE, DATES OF OFFERING, REFUNDS AND PURCHASE AMOUNTS

There is no established public market for the common shares of CLS. The offering prices for the shares to be sold, pursuant to this offering has been set at $0.12 per share. The offering price is substantially higher than the price of CLS's common stock when it was sold to the existing shareholders through private placements. The initial offering price for the shares which were purchased by Mrs. Suzanne I. Barth in the registrant's initial offering was $0.001 per share. The selling shareholders have purchased their shares in CLS for $0.04, per share.

With respect to the common shares being offered for sale by the selling shareholders, the offering price will be determined by market factors and the independent decision of the selling shareholders. The initial offering price, however, has been established at $0.12 per share.

The management of CLS has set the offering price for the new shares to be issued as part of this offering largely based upon the cash needs of the Corporation to go forward. The additional factors considered when determining the sales price of the new shares in this offering are the lack of liquidity in the shares (since there is presently no public market for the resale of these shares), the high level of risk considering the lack of operating history of CLS and the fact that CLS currently lacks sufficient knowledge to determine the number of concrete leveling service units that it may be able to sell during any one year.

9. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to CLS's existing shareholders. However, the 725,000 shares of common stock which is to be sold by CLS, as part of this offering, will create an immediate dilution to the purchasers of those shares. The initial 2,600,000 common shares sold by CLS were sold to Mrs. Suzanne I. Barth in a private offering for a value of $.001 per share. Thereafter, a second private offering of 1,775,000 shares of common stock was sold by CLS for the selling price of $.04 per share.

Additionally, in the first quarter of operation of CLS, it has experienced an operating loss of approximately $1,425.00. This amount does not reflect expenditures which have been made by CLS since its last statement, nor does it reflect any accrued liabilities of CLS which may have occurred since the last statement. In the event all new common shares included in this offering are sold, the dilution experienced by the purchasers of these shares will be substantial. The effect of the dilution is described as follows:

                                                    Prior to     Upon Completion
                                                    Offering       of Offering
                                                    --------       -----------
Net tangible book value per share                    $.016           $.031
(As adjusted for proceeds from private offering)

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $.015 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $.089 per share.

In the event that only a nominal of new common shares included in this offering are sold, such as 25% of the offering, the dilution upon the investors shares is described as follows:

                                                    Prior to     Upon Completion
                                                    Offering       of Offering
                                                    --------       -----------

Net tangible book value per share                    $.016           $.021
(As adjusted for proceeds from private offering)

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $.005 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $.099 per share.

10. PLAN OF OPERATION

During the next 12 months, CLS plans to continue as a Company within its developmental stages. At the present time, it has raised from its prior offerings, a total of $73,600 in cash. As of October 31, 2007, there was $5,075 of cash currently held as assets by CLS. Since that time an additional $71,000 was raised through a private offering. It is anticipated that the amounts already raised will satisfy all operating costs expended by CLS to the date of this offering, including some of the costs associated with professional fees for both attorneys and accountants in the preparation of this offering. It is anticipated that $25,000 from the proceeds received in this offering may be required to satisfy the balance owing to CLS's attorney and accountants for services rendered in the preparation of this offering. CLS has accrued loans to date, totaling $3,901. This loan represents an advance of cash, in the amount of $3,900 and the transfer of a used complete concrete leveling service package, which has been valued at $1. The sole officer and director of the Corporation began receiving a salary of $1,000 per month, commencing January 1, 2008. Mrs. Barth has agreed to continue working on behalf of the Corporation, at this rate, until such time as the Corporation commences to realize revenue from sale of its product, her salary will then be determined by the Board of Directors. As of the end of CLS's first fiscal quarter, it has experienced a total net loss of $1,425. Since CLS is in its developmental stage, it has had no revenues from the sale of goods, but has incurred expenses of $1,425. The additional amounts sought by CLS through this offering, may be sufficient to provide the necessary capital for CLS to continue production of the concrete leveling service units, satisfy current debts and provide funds for marketing of the concrete leveling service units. The management of CLS is of the belief that the $87,000 sought through this offering would provide sufficient cash flow to permit CLS to stay current with all liabilities reflected on its balance sheet in addition to performing the necessary marketing and fabricating of its product. However, because the management of CLS may run into unforeseen expenses, the amount raised through this offering may not be enough to provide CLS with sufficient capital to continue the marketing and production of the portable concrete leveling unit. In the event that only a nominal amount of this offering is purchased by investors, CLS will not have sufficient assets to go forward with its plan of operation, unless it is able to obtain capital from other sources.

In anticipation of the commencement of fabricating of the concrete leveling service units, CLS has secured a lease for production/storage space at a building located at 7484 Strauss Avenue, North Canton, Ohio, commencing January 1, 2008. The area contains approximately 2,500 square feet. The property is being leased at the rate of $1,250.00 per month, including, all utilities. The property is being leased, on a month-to-month basis, from Mr. Edward Barth, the husband of the Company's sole shareholder, Mrs. Suzanne I. Barth.

It is the intent of CLS to fabricate and market concrete leveling service units that are placed upon trucks for the concrete leveling industry. The design being utilized by the Corporation is a design already utilized by its competitors however; certain modifications have been made to the original design by CLS which, in the opinion of CLS, is an improved unit.

The Corporation currently owns one complete service package, consisting of a used concrete leveling service unit, mounted upon a truck, which must first be modified prior to being offered for sale. This unit was transferred to the Corporation by Suzanne I. Barth, and placed on the corporation's books at a value of $1. Once modifications are completed and the unit is refurbished, it will be offered for sale by the Corporation.

The Corporation has identified the components necessary to create additional concrete leveling service units. Almost all of the components of the concrete leveling service units are in stock units which are available from several suppliers. There are a small number of components which must be specially fabricated to the Corporation's specifications. The Corporation has identified a metal fabricator who will make the items required to complete the units. The Corporation has contracted with the fabricator to make three sets of the required components for the purpose of retrofitting the existing service unit and building two new service units. All parts ordering and fabrication design is being completed by Mr. Edward A. Barth. Mr. Barth has operated a concrete leveling business for the past seven years and is responsible for the design of the improvements to the service units. Mr. Barth is currently working without a salary for the Corporation and will continue to do so until such time as the Corporation commences to receive income from the sale of its service units.

CLS anticipates it will have sufficient capital to produce the first unit and to upgrade the used unit that it owns, with the funds that it has received through its private offering. However, in order to produce a second new service unit and become profitable, it is necessary to raise additional capital so that the Corporation can go forward with its current marketing plan.

Due to the seasonal nature of the use of the concrete leveling service units produced by CLS, the Corporation does not anticipate selling any units until the spring of 2008. Therefore, funds obtained through this offering will be utilized to maintain the Corporation's operations until such time as the first unit can be sold. In the event that the full amount sought is subscribed for within the first six months of the offering, CLS believes that a majority of the funds will be expended during that time frame. If the full amount is not received, CLS will have to scale back its efforts proportionately. Should this occur, CLS contemplates its ability to have sufficient inventory of the concrete leveling service units will be delayed and it will take a longer time for CLS to generate sufficient revenues to become self sustaining.

11. ORGANIZATION WITHIN LAST FIVE YEARS

CLS has been in existence only since August, 2007. It therefore has no operating history. Since its inception, there have been one transaction between the Corporation and any related person, promoter, or control persons. The Corporation borrowed the sum of $3,901 from Mrs. Suzanne I. Barth for operating capital. This indebtedness is evident by a note. The terms of the note provide that it is repayable on demand and shall bear interest at the rate of 4%.
This loan was approved by the Board of Directors. At the present time, the Corporation has only one Director, Mrs. Suzanne I. Barth, who is the majority Shareholder in the Corporation, as well as the only Officer and Director of the Corporation.

Due to the start up nature of this business, and the fact that there is only one member of the Board of Directors, the Corporation currently does not have a separately designated audit, nominating or compensation committee or committee performing similar functions. The Corporation recognizes the need for independent directors in order for it to operate. However, it is not currently feasible to elect additional directors, who would be deemed to be independent directors, in order to review such matters as related party transactions, audits, compensation of officers or nominations for the Board of Directors.

12. BUSINESS OF CONCRETE LEVELING SYSTEMS, INC.

CLS was incorporated on August 28, 2007 under the laws of the State of Nevada. It is operating in the State of Ohio under the name of CLS Fabricating, Inc., due to the fact that the corporations name was not available for use in the State of Ohio. The purpose the Corporation was formed is to fabricate and sell concrete leveling service units. CLS has no plans to seek a business combination with any other entity in the near future. CLS's President, Suzanne I. Barth is also CLS's sole promoter since its inception. As part of her initial purchase of common shares of stock, Mrs. Barth has transferred ownership of a used complete service package, consisting of a concrete leveling service unit, mounted upon a truck, to the Corporation to upgraded and sell. Mrs. Barth has also loaned the Corporation the sum of $3,900.00 on October 31, 2007 for working capital. This loan is evidenced by a demand note bearing interest at the rate of 4% per annum. Mrs. Barth, who is the sole individual operating CLS, began to receive a salary of $1,000.00 per month commencing on January 1, 2008 for her services as an officer of the Corporation. She will receive no compensation for her services as a director of the Corporation. Mrs. Barth received 2,600,000 shares of CLS's common stock in exchange for the payment of $2,600. In addition, Mrs. Barth has transferred a complete service package (including a used concrete leveling service unit, which is mounted upon a truck) to the Corporation as CLS, has placed the service unit on its books at the value of $1. Mrs. Barth purchased her shares effective September 26, 2007.

CLS is a Corporation that is in its developmental stages and has been in existence for approximately four months. It has no prior operating experience and has no predecessor businesses from which it evolved. The plan of operation of CLS is to fabricate and sell a concrete leveling service unit. CLS is currently in possession of a used complete service package, which includes a used concrete leveling service unit, mounted upon a truck, which it plans to upgrade and sell for operating capital. It currently has sufficient funds from a private offering to fabricate one additional new unit for sale, as well.

The practice of concrete leveling has been in existence for over 50 years. The concrete leveling industry was created to address a common problem in the construction industry. The construction industry has chosen to utilize concrete for purposes of establishing building foundations, creating driveways, sidewalks, patios, and in ground swimming pools. Governments have also chosen concrete for purposes of creating roadways, catch basins and curbing. Concrete is chosen for these various applications because it creates a hard permanent surface that will last for a long period of time in various climates. One of the largest problems with concrete is that after it has cured, it is very ridged. Due to its ridged nature, if the support beneath a portion of concrete is removed, pressures applied to the surface of the concrete will cause settlement, resulting in an uneven surface. Prior to the development of the concrete leveling industry, the only solution to repair an area with uneven concrete, was to remove the old concrete and pour new concrete in its place. This procedure is very labor intensive, creates unwanted construction waste and has become increasingly expensive, due to the high cost of concrete.

The concrete leveling industry has developed a procedure whereby agricultural grade limestone is mixed with water on a concrete leveling servicing unit. The resulting mixture is pumped, under pressure, through a tube in a predrilled hole in the concrete. The mixture fills the void created by the loss of the subsurface support and forces the broken portion of concrete to float back up to its original position. It is often necessary to drill several holes into a large section of concrete in order to completely level that section.

Once the concrete section has attained its desired level, all of the holes are refilled with a quick drying concrete. The mixture will solidify below the concrete and create a stable base upon which the concrete will then rest.

The major causes of loss of support for concrete are water run off, which removes soil under the concrete section and the freeze/thaw cycle that occurs in those areas of the country that experience harsh winters.

The concrete leveling service units which will be fabricated by CLS, are designed to be placed upon the back of trucks that are capable of sustaining the weight of the unit and the materials necessary to perform the concrete leveling process. Usually, the minimum requirements would be a one ton truck with dual wheels supporting the bed of the truck. It is the intent of CLS only to sell the concrete leveling servicing units, and not the vehicles upon which the units will be affixed.

Management has made preliminary calculations as to the costs involved in the fabrication of the concrete leveling service units and has determined that the units it will produce can be sold, at retail, for a price below those currently sold from the market. A one year warranty for parts and labor, will be provided with all new units. In addition, the Corporation intends to earn additional revenue by offering a training package with the sale of the units. The training package will involve a trained CLS technician to travel to the purchaser's place of business and install the concrete leveling service unit on the purchaser's truck. The technician will then perform field training for the purchaser so that the purchaser will become familiar with the operation of the servicing unit, as well as the techniques involved in concrete leveling.

 During the next 12 months, CLS has two major goals to accomplish in the development of its business.

     1 FABRICATION OF UNITS: CLS anticipates that during the next 12 months, it will have sufficient resources from its private offering to update the used concrete leveling service unit that has been placed in the Corporation, as well as fabricate a new concrete leveling service unit. Management of the Corporation, through personal experience, is familiar with the practical application of the service units and has the expertise necessary, in house, to fabricate the unit, with the help of independent contractors. CLS anticipates that it will be able to complete a second service unit for sale within the next twelve months, in the event that it receives sufficient funding from this offering. CLS is of the opinion that the components necessary to complete the new service units are readily available, from several suppliers. There are two components of the servicing units that must be fabricated. The fabricated components do not require extraordinary skill in fabrication and CLS has located a fabrication shop within a close proximity to its offices to fabricate the necessary components. This shop has commenced fabricating the necessary parts for three service units.

     2 MARKETING EFFORTS: Upon the receipt of necessary funding from this offering, CLS will devote a substantial portion of the proceeds received to establish a marketing program. It is anticipated that the majority of sales of the servicing units will be through the website that the Corporation intends to establish during the next 12 months. In addition, the Corporation shall expend available funds in order to place advertisements in various trade magazines that are published for the concrete industry. Management is of the opinion that an advertising campaign through these publications, over several months, will create additional interest in the concrete leveling industry and therefore, interest a greater number of individuals and companies to invest in concrete leveling equipment. CLS has already secured a web address. It is www.CLSystems.net. Management is currently working with outside consultants to design the website.

MARKETING

The management of CLS is of the belief that the Corporation can best reach potential purchasers of the concrete leveling servicing units through advertising and trade journals devoted to the concrete industry. In addition, secondary information will be available to interested parties through the website which will be developed by the Corporation online within the next 6 months. Management has commenced work on a website with the help of outside consultants. If has also secured the web address of www.CLSystems.net. When funds become available, CLS also plans to attend trade shows to promote the units. It is the belief of management that the continued increase in cost for repair of concrete sections in the relatively low cost of entering into the concrete leveling industry and repairing fallen concrete at a competitive price will create additional interest in the concrete leveling industry.

COMPETITION

The concrete leveling industry has been in existence for over 50 years, however, it has only been since improvements were made to servicing units in 1990 that it became practical for individuals and companies to commence operations solely devoted to the repair of the sunken concrete. Due to the relatively recent development of the servicing units, there are few competitors who manufacture the concrete leveling service units. Management has been able to identify two major manufacturers of concrete leveling service units. These units are almost identical in design to the service units that will be fabricated by CLS. CLS has made certain improvements to the design, but the improvements would not be considered substantial enough to differentiate the units currently on the market from the units that will be fabricated by CLS. If CLS is to become competitive within the market place, it will have to rely heavily upon its advertising and marketing to attempt to differentiate its servicing units from those currently being offered by the other two major manufacturers.

CLS has limited financial, marketing, technical and other resources that are necessary to implement its business plan. The competitors of CLS may have significantly greater financial, marketing, technical and other resources. These competitors may be able to devote greater resources to the promotion and sale of its units.

PATENTS, TRADEMARKS AND LICENSES

CLS holds no specific patent, trademark or license with respect to the concrete leveling service units. It is the belief of management that the fabricated servicing units are not subject to any patent, trademark or license and that the technology required to produce these units are not proprietary.

NEED FOR GOVERNMENT APPROVAL

The management of CLS does not believe that there are any governmental restrictions on their production or marketing of the servicing units.

PRODUCT LIABILITY

Because CLS will be fabricating large machinery with moving parts, management believes that it may be subject to product liability claims, in the event that the servicing units cause injury to its user, as the result of faulty workmanship and/or faulty design. Prior to fabricating the servicing units and placing them into the market place, CLS anticipates securing sufficient product liability insurance to satisfy any judgment which may be taken against it. In the event, however, CLS lacks sufficient capital to obtain, or continue product liability insurance, any product liability claim which is filed against CLS may result in the failure of CLS, either as a result of costs expended by CLS in defending the lawsuit or, as a result of CLS being unable to satisfy a judgment taken against it.

EMPLOYEES

At the present time, CLS has one paid employee. All work currently being performed for CLS is being done, by its President, Suzanne I. Barth. Mrs. Barth receives a salary of $1,000 per month for her services, until such time as the Corporation begins to recognize revenue from the sale of the servicing units. Her new salary will then be set by the Board of Directors. CLS contemplates utilizing independent contractors for purposes of both fabrication of its service units and the marketing of its service units, until such time as the Board of Directors is of the opinion that continued sales of the service units are of a sufficient level to make it feasible to commence hiring individuals for the fabrication, marketing and support of the service units. It is anticipated that the first employee to be employed will be a technical support individual who will be responsible to install the product at the customer's location and train the customer and subsequent employees of the customer in the use of the concrete leveling service unit. Mrs. Barth's efforts are being aided by her husband, Mr. Edward A. Barth, on an unpaid basis. Mr. Barth has seven years experience in the concrete leveling business and is responsible for the improvements made to the service units. It is contemplated that Mr. Barth may be hired by the Corporation in the future to provide technical support to the purchasers of the service units.

CONTINGENCY PLAN

The Management of CLS is aware that despite its best efforts, the sale of its concrete leveling service units may not be sufficient to result in a profitable corporation. Since the sole purpose of organizing CLS is to fabricate and sell the concrete leveling service units, the Management of CLS currently has no plans regarding the direction of CLS, in the event that it is unable to sell a sufficient quantity of service units to create a profitable business. In the event the Management of CLS is unable, through its efforts to create a profitable business solely through the fabrication and sale of the concrete leveling service units, CLS believes that the knowledge of the concrete leveling industry that it possesses, as well as its experience in improving the concrete leveling service units will provide value to the company to the extent that it should be able to sell any inventory to either a competitor or a larger company that would have a greater capacity to profitably market the service units. While many future courses of action are possible, the Management of CLS has no intention to go forward with any business plan, other than the business plan set forth in this prospectus.

13. WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of CLS's common stock offered through this prospectus. This prospectus is filed as part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of material terms of the referenced contracts, agreements, or documents of CLS and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving CLS, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington D.C. Copies of all or any part of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission, 450 Fifth Street NW, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of this Public Reference Rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. CLS's registration statement and the referenced exhibits can also be found on this site.

14. DESCRIPTION OF PROPERTY

At the present time, CLS's principal offices are located at 5046 East Boulevard NW, Canton, Ohio 44718. These offices are being utilized, rent free, by CLS and are owned by Mrs. Suzanne I. Barth. Commencing January 1,2008, CLS has rented commercial space for the purpose of the fabrication of the concrete leveling service units and storage of completed units. The rented space is approximately 2,500 square feet, located at 7484 Strauss Avenue, North Canton, Ohio. The Corporation is leasing the space, on a month-to-month basis from Mr. Edward Barth, husband of Mrs. Suzanne I. Barth. The monthly rental fee of $1,250, which includes all utilities, has been determined to be a fair rental price for similar space in Canton, Ohio. Management for CLS believes that the rented space will be sufficient for the needs of the Corporation for at least the next 12 months.

15. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors and their respective ages as of November 1, 2007 are as follows:

DIRECTORS

Name of Director:           Age:
-----------------           ----
Suzanne I. Barth             46

EXECUTIVE OFFICERS

Executive Officer:          Age:                   Office:
------------------          ----                   -------
Suzanne I. Barth             46         President, Chief Executive Officer
                                        and Chief Financial Officer

Suzanne I. Barth, age 46, is the Founder and sole Officer and Director of CLS. Mrs. Barth received an AAS degree in Business Management from Stark Technical College in 1983. Over the past 20 years, Mrs. Barth has been involved as an office manager for various businesses in the construction industry. For the past 71/2years, she has been the sole Shareholder, Director and Officer of E.A.B Technical Services Co., Inc., an Ohio Corporation, located in Canton, Ohio that is involved in the concrete leveling industry.

TERM OF OFFICE:

The Directors of CLS are appointed for a period of one year or until such time as their replacements have been elected by the Shareholders. The Officers of the Corporation are appointed by the Board of Directors and hold office until they are removed by the Board.

SIGNIFICANT EMPLOYEES:

CLS at this time has one significant employee. All work performed on behalf of the Corporation, at this time, is performed, by Mrs. Suzanne I. Barth, who receives a salary of $1,000 per month, commencing January 1, 2008. She will continue to work, at this salary , until such time as the Corporation commences to receive revenue from sales of its product. At such time as the Corporation commences to receive revenues, Mrs. Barth's salary will be re-evaluated by the Board of Directors. At the present time, work is being performed for the Corporation, on an unpaid basis by Mr. Edward A. Barth. Mr. Barth is involved in the ordering of components for the service units and the supervision of the fabrication of the service units. All fabrication work to be performed and marketing services will be performed on an independent contracting basis with outside companies. The Corporation does not contemplate hiring any employees until such time as revenues from the business can justify hiring an employee on a full time basis.

16. EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers of CLS by any person for all services rendered in any capacity to CLS for the present fiscal year.

                                                   Other                     Securities
Name and                                           Annual      Restricted    Underlying               All Other
Principal                                          Compen-        Stock       Options/     LTIP        Compen-
Position           Year     Salary($)    Bonus    sation($)    Award(s)($)     SARs($)    Payouts($)   sation($)
--------           ----     ---------    -----    ---------    -----------     -------    ----------   ---------
Suzanne I.
Barth,
President, CEO     2008    $1,000.00     0.00       0.00          0.00          0.00        0.00         0.00

The company currently has one director, Mrs. Suzanne I. Barth who is serving as Director without compensation.

17. EMPLOYMENT AND RELATED AGREEMENTS

The Corporation does not have a written employment agreement or consulting agreement with Mrs. Suzanne I. Barth, the Corporation's President, CEO, COO and Director. Mrs. Barth provides services to CLS on a part-time basis and receives a salary of $1,000 per month,

18. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mrs. Suzanne I. Barth is the sole promoter of CLS, further, she currently holds a control position in the business, owning a total of 59.4% of the outstanding common stock. Mrs. Barth is to receive no additional compensation from CLS with regard to her efforts in selling the new common shares to be registered through this offering.

Mrs. Barth received the 2,600,000 shares of common stock in CLS in exchange for a payment of $2,600.

The Corporation is currently leasing the commercial space from which it will be conducting its operations from Mr. Edward A. Barth, who is the husband of the Corporation's sole shareholder, Mrs. Suzanne I. Barth. The Corporation is leasing this space on a month-to-month basis. It is leasing approximately 2,500 square feet of space for a monthly rental of $1,250 per month, including utilities, commencing January 1, 2008. CLS maintains that the space leased from Mr. Barth is leased at a fair market value for similar commercial space in Canton, Ohio.

19. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock as of December 11, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                     Name and address      Amount of beneficial       Percent of
Class of Stock     of beneficial owner         ownership                 class
--------------     -------------------         ---------                 -----
Common stock      Suzanne I. Barth             2,600,000                 59.4%
                  Director, President and
                  Chief Executive Officer
                  5046 East Boulevard NW
                  Canton, OH 44718

Common stock      Charlene A. Barth              500,000                 11.4%
                  5020 East Boulevard NW
                  Canton, OH 44718

Common stock      Larry E. Williams              250,000                  5.7%
                  2129 Market Ave. N
                  Canton, OH 44714

Common stock      Glenn Silverhart               250,000                  5.7%
                  5680 Wiclif Dr. NE
                  North Canton, OH 44721

Common stock      John A. Williams               250,000                  5.7%
                  17421 Schenely Ave.
                  Cleveland, Ohio  44119

Common stock: All Officers and Directors as a group that consist of one person, 2,600,000 shares of direct ownership, 59.4%.

The percent of class is based on 4,375,000 shares of common stock issued and outstanding as of December 11, 2007.

20. SELLING SECURITY HOLDERS

The selling shareholders named herein are offering 1,775,000 of the 2,500,000 shares of common shares offered through this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. The shares include the following:

     1. 1,775,000 shares of CLS's common stock that the selling shareholders acquired from CLS in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and completed on December 11, 2007.

The following table provides as of December 11, 2007, the information regarding the beneficial ownership of the common shares held by each of the selling shareholders including:

     1.   The number of shares owned by each prior to this offering
     2.   The total number of shares that are now being offered for each
     3. The total number of shares that will be owned by each upon the completion of this offering
     4. The percentage owned by each 5. The identity of the beneficial holder of any entity that owns the shares

                                                  Total number of        Total shares to
                               Shares owned     shares being offered      be owned upon      Percent owned upon
  Name and address            prior to this        for selling            completion of        completion of
of selling shareholder          offering        shareholders account      this offering        this offering
----------------------          --------        --------------------      -------------        -------------
Charlene A. Barth                 500,000             500,000                   0                    0
5020 East Blvd. NW
Canton, Ohio  44718

Larry E. Williams                 250,000             250,000                   0                    0
2129 Market Ave. N
Canton, Ohio  44714

John A. Williams                  250,000             250,000                   0                    0
17421 Schenely Ave.
Cleveland, Ohio  44119

Glenn Silverhart                  250,000             250,000                   0                    0
5680 Wiclif Dr. NW
North Canton, Ohio  44721

Evelyn M. Kolbl                   150,000             150,000                   0                    0
1313  19th Street, NW
Canton, Ohio  44709

Judith Shaffer                    125,000             125,000                   0                    0
5456 Mapleton SE
East Canton, Ohio  44730

Carrie F. Mahaffey                50,000               50,000                   0                    0
5414 Frank Rd. NW
Canton, Ohio  44720

Robert A. Bales                   37,500               37,500                   0                    0
3066 Lindale Street
Akron, Ohio  44312

John Heropoulos                   37,500               37,500                   0                    0
5040 East Boulevard NW
Canton, Ohio  44718

Paul Cruciani                     25,000               25,000                   0                    0
2904 Sutherland Cir. NW
North Canton, Ohio  44720

Don Darrah                        25,000               25,000                   0                    0
6113 Whipple Ave. NW
North Canton, Ohio  44720

Keith Rawling                     25,000               25,000                   0                    0
8750 Grimes Ave. NW
North Canton, Ohio  44720

Eugene H. Swearengin              25,000               25,000                   0                    0
8022 Amberly Cr. NW
North Canton, Ohio  44720

David A. Wolfarth                 25,000               25,000                   0                    0
737 Twp. Rd. 156
Chesapeake, Ohio  45619

NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock which are not being offered in this prospectus or purchases additional shares of common stock being offered by CLS. It further assumes that all shares offered in this offering are sold. The percentages are based upon 5,100,000 shares of common stock which would be outstanding upon the successful completion of this offering.

NOTE: Except as noted above, none of the selling shareholders or their beneficial owners has had a material relationship with CLS other than that of shareholder, or has ever been an officer or director of CLS or any of its predecessors or affiliates.

21. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

CLS's Officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders from monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with CLS or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful, or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

CLS's Bylaws provide that it will indemnify its Directors and Officers, and hold them harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Bylaws require CLS to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter); which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred in an advance of the final distribution of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

22. PLAN OF DISTRIBUTION

The selling shareholders will sell their common shares at the price of $0.12 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. These shareholders may be underwriters as defined by the Securities Act. The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales;
     5.   In any combination of these methods of distribution.

These sales price to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal although no such market makers have been established at this time. There is no guarantee, however, that CLS will be able to secure a market maker to establish a market for its shares. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders will pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers' or dealers' commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders may distribute shares to one or more of their partners who are unaffiliated with CLS. CLS provides no assurance that all or any of the common shares offered will be sold by the selling shareholders.

CLS is bearing all costs related to the registration of its common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with CLS's common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;
     3. Not bid for or purchase any of CLS's securities or attempt to induce any person to purchase any of CLS's securities other than as permitted under the Securities Exchange Act.

With respect to the shares of common stock to be offered by CLS, CLS at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by CLS. Instead, Mrs. Suzanne I. Barth, CLS's President may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Mrs. Barth is not registered as a broker or dealer under the Exchange Act of 1934. Instead, she will derive the authority to sell the CLS's shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Mrs. Barth qualifies under this exemption because, as an officer and director of CLS, she is defined as an associated person of the issuer. As an associated person of the issuer, she will not be deemed to be a broker solely by reason of her participation in the sale of the common shares for CLS since she meets all the requirements contained in the rule. These requirements are (1) she is not subject to any statutory disqualification; (2) she will not be compensated in connection with her participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) she is not an associated person of a broker or a dealer; and (4) she has intended primarily to perform at the end of the offering, substantial duties for CLS; she has not been a broker or dealer or an associated person of a broker or dealer within the past 12 months and she does not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions which are not pertinent to the sale of the common shares).

Any broker or dealer participating in such transactions as agent, may receive a commission from CLS in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified.

23. DESCRIPTION OF SECURITIES

CLS's authorized capital stock consists of 100,000,000 shares of common stock at a par value of $.001. At the present time CLS has 4,375,000 shares of common stock outstanding which is held by 15 stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder for vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of a Director can elect all of the Directors. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by a proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A vote by a holder of the majority of outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata and all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. No such stock at this time exists. Holders of our common stock have no preemptive rights, no conversion rights and no redemption provisions applicable to the common stock.

24. LEGAL PROCEEDINGS

CLS is not currently a party to any legal proceedings.

25. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus who has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in Concrete Leveling System, Inc. No expert or counsel named in this prospectus has been connected with CLS as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Ronald O. Kaffen, of Hardesty, Kaffen & Zimmerman our independent legal counsel, has provided an opinion on the validity of CLS's common stock.

The financial statements included in this prospectus and in the registration statement have been audited by Hobe & Lucas, Certified Public Accountants, Inc., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

26. FINANCIAL STATEMENTS

Index to Financial Statements:

1.   Auditor's report                                                      F-1

2.   Audited  financial  statements  for calendar year ending
     October 31, 2007, including:

     a.   Balance sheet as of October 31, 2007                             F-2

     b.   Statements of  operations  for the period from
          August 28, 2007 through October 31, 2007                         F-3

     c.   Statements  of cash flows for the  period  beginning
          August 28,  2007 through October 31, 2007                        F-4

     d.   Notes to financial statements                                    F-5

27. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

CLS has no changes in or disagreements with its accountants.

                         CONCRETE LEVELING SYSTEMS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 OCTOBER 31,2007

Hobe & Lucas
 Certified Public Accountants, Inc.

                             4807 Rockside Road, Suite 510 Phone: (216) 524.8900
                             Independence, Ohio 44131      Fax:   (216) 524.8777
                                                http://www.hobe.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Concrete Leveling Systems, Inc.
Canton, Ohio

We have audited the balance sheet of Concrete Leveling Systems, Inc. (a development stage company) as of October 31, 2007, and the related statements of operations, stockholder's equity (deficit), and cash flows for the period beginning August 28, 2007 (inception) and ended October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concrete Leveling Systems, Inc. as of October 31, 2007, and the results of its operations and its cash flows for the period beginning August 28, 2007 (inception) and ended October 31, 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Concrete Leveling Systems, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the nature of the industry in which the Company operates raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome it this uncertainty.


                                              /s/ Hobe & Lucas
                                              Certified Public Accountants, Inc.

Independence, Ohio
January 9, 2008

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                OCTOBER 31, 2007

                                     ASSETS

CURRENT ASSETS
  Cash in bank                                                      $ 5,075
  Inventory                                                               1       $ 5,076
                                                                    -------       -------

      TOTAL ASSETS                                                                $ 5,076
                                                                                  =======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Note payable - officer                                                          $ 3,901
                                                                                  -------
SHAREHOLDER'S EQUITY
  Common stock, $.001 par value, 100,000,000 Shares
   authorized, 2,600,000 shares issued and outstanding                2,600
  (Deficit) accumulated during the development stage                 (1,425)        1,175
                                                                    -------       -------

      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                  $ 5,076
                                                                                  =======


   The accompanying notes are an integral part of these financial statements.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
              FOR THE PERIOD BEGINNING AUGUST 28, 2007 (INCEPTION)
                           AND ENDED OCTOBER 31, 2007


NET SALES                                                       $     0

GENERAL AND ADMINISTRATIVE EXPENSES                               1,425
                                                                -------

INCOME (LOSS) FROM OPERATIONS                                    (1,425)

PROVISION FOR (RECOVERY OF) INCOME TAXES                              0
                                                                -------

NET INCOME (LOSS)                                               $(1,425)
                                                                =======

(Loss) per share                                                $  (.00)
                                                                =======


   The accompanying notes are an integral part of these financial statements.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
              FOR THE PERIOD BEGINNING AUGUST 28, 2007 (INCEPTION)
                           AND ENDED OCTOBER 31, 2007

                                                                (Deficit)
                                                               Accumulated
                         Common       Common     Additional     During the
                         Stock        Stock       Paid-In      Development
                         Shares       Amount       Capital        Stage        Total
                         ------       ------       -------        -----        -----
ISSUE COMMON STOCK
 SEPTEMBER, 2007       2,600,000      $2,600       $    0        $     0      $ 2,600

NET (LOSS)
 OCTOBER 31, 2007              0           0            0         (1,425)      (1,425)
                       ---------      ------       ------        -------      -------
BALANCE AT
 OCTOBER 31, 2007      2,600,000      $2,600       $    0        $(1,425)     $ 1,175
                       =========      ======       ======        =======      =======


   The accompanying notes are an integral part of these financial statements.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
              FOR THE PERIOD BEGINNING AUGUST 28, 2007 (INCEPTION)
                           AND ENDED OCTOBER 31, 2007


CASH FLOWS USED IN OPERATING ACTIVITIES
  Net (loss)                                                            $(1,425)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Increase in inventory                                                   (1)
                                                                        -------

         Cash Used in Operating Activities                               (1,426)
                                                                        -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loan from stockholder                                                   3,901
  Proceeds from issuance of common stock                                  2,600
                                                                        -------

         Cash Flows from Financing Activities                             6,501
                                                                        -------

NET INCREASE (DECREASE) IN CASH                                           5,075

CASH AT BEGINNING OF PERIOD                                                   0
                                                                        -------

CASH AT END OF PERIOD                                                   $ 5,075
                                                                        =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Income Taxes Paid                                                     $     0
                                                                        =======

  Interest Paid                                                         $     0
                                                                        =======


   The accompanying notes are an integral part of these financial statements.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Concrete Leveling Systems, Inc. (hereinafter the "Company"), is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

NATURE OF OPERATIONS

The Company manufactures for sale specialized equipment for use in the concrete leveling industry. The Company's product is sold primarily to end users. The Company recognizes its revenue when the product is shipped or picked up by the customer.

ACCOUNTS RECEIVABLE

The Company grants credit to its customers in the ordinary course of business. The Company provides for an allowance for uncollectible receivables based on prior experience. The allowance was $-0- at October 31, 2007.

INVENTORIES

Inventories which consist of one service unit are recorded at fair market value.

ADVERTISING AND MARKETING

Advertising and marketing costs are charged to operations when incurred.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

DEVELOPMENT STAGE COMPANY

Concrete Leveling Systems, Inc. (a Nevada corporation) has been in the development stage since its formation on August 28, 2007. It is primarily engaged in the manufacturing and marketing of concrete leveling equipment systems. Realization of a major portion of its assets is dependent upon the Company's ability to successfully fabricate and market the products, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's majority stockholder has agreed to advance funds necessary to meet the Company's near-term cash needs.

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 2 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable and liabilities approximates the fair value reported on the balance sheet.

NOTE 3 - NOTES PAYABLE - STOCKHOLDER

Notes payable to a stockholder of the Company consisted of the following at October 31, 2007:

     Note dated October 31, 2007 payable on demand and
      bearing interest at 4.00% per annum                     $ 3,901
                                                              =======

NOTE 4 - LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of shares outstanding which was:

2,600,000 for the period ended October 31, 2007

NOTE 5 - PRODUCT WARRANTIES

The Company will sell its products to customers together with limited repair or replacement warranties. The company warrants the leveling equipment package on a one-year limited warranty. No sales occurred during the period beginning August 28, 2007 (inception) and ended October 31, 2007.

NOTE 6 - NEW ACCOUNTING PROCEDURES

There are no new accounting procedures that impact the Company for the period beginning August 28, 2007 (inception) and ended October 31, 2007.

NOTE 7 - INCOME TAXES

Income taxes on continuing operations at October 31, 2007 include the following:

                                              August 28, 2007
                                              (inception) to
                                             October 31, 2007
                                             ----------------
     Currently payable                           $    0
     Deferred                                         0
                                                 ------
     Total                                       $    0
                                                 ======

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 7 - INCOME TAXES (CONTINUED)

A reconciliation of the effective tax rate with the statutory U.S. income tax rate at October 31, 2007 is as follows:

                                                          August 28, 2007
                                                          (inception) to
                                                         October 31, 2007
                                                         ----------------
                                                                        % of
                                                                       Pretax
                                                       Income          Amount
                                                       ------          ------

     Income taxes per statement of operations          $   0               0%

     Loss for financial reporting purposes
      without tax expense or benefit                    (485)            (34)%
                                                       -----           -----

     Income taxes at statutory rate                    $(485)            (34)%
                                                       =====           =====

Deferred taxes are provided for temporary differences in deducting expenses for financial statement and tax purposes. The only source for deferred tax assets is net operating loss carryforwards. No deferred taxes are reflected on the balance sheet at October 31, 2007 due to a valuation allowance.

The components of and changes in the net deferred taxes were as follows:

                                                        2007
                                                       ------
     Deferred tax assets:
       Net operating loss carryforwards                $  485
       Valuation Allowance                               (485)
                                                       ------
     Net deferred tax assets:                          $    0
                                                       ======

                         CONCRETE LEVELING SYSTEMS, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2007


NOTE 7 - INCOME TAXES (CONTINUED)

The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Code are met. These losses are as follows:

                                                  Expiration
         Year of Loss             Amount             Date
         ------------             ------             ----

     Period Ended 10/31/07       $ 1,425           5/31/2027

NOTE 8 - SUBSEQUENT EVENTS

On December 11, 2007, the Company received $71,000 for 1,775,000 shares of its $.001 par value common stock, sold at $.04 per share.

On January 1, 2008, the Company entered into a lease agreement with the spouse of one of its stockholders to rent office space at a rate of $1,250 per month.